SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

(Post Effective Amendment No. 1)
___________

COM-GUARD.COM, INC.
(Name of Small Business Issuer in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	7372 (Primary Standard Industrial Classification Code Number)	33-0879853 (IRS Employer Identification No.)
2075 Corte Del Norte, Suite R, Carlsbad, CA 92009 (Address and Telephone Number of Principal Executive Offices)
2075 Corte Del Norte, Suite R, Carlsbad, CA 92009 (Address of Principal Place of Business or Intended Principal Place of Business)
Laughlin International, 2533 N. Carson St., Carson City, NV 89706 (800) 648-0966 (Name, Address and Telephone Number of Agent For Service)

Approximate Date of Commencement of Proposed Sale to the Public:
Not Applicable

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

__________________

This Registration Statement is being amended as a result of the company board of directors lowering the exercise price of common stock purchase warrants related to 2,325,001 shares of the Company's common stock which were registered in this effective registration statement as of August 14, 2003. The amended exercise of the common stock purchase warrants previously referred to is USD $.12.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Carlsbad, State of California, on March  22, 2004.

COM-GUARD.COM, INC.
BY:
EDWARD W. SAVARESE Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ EDWARD W. SAVARESE	Chairman of the Board, and Chief Executive Officer	March 22, 2004
/s/ JOSEPH SIGISMONTI	President	March 22, 2004
/s/ GERRY B. BERG	Vice-President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 22, 2004
/s/ EDWARD H. CURRIE	Director	March 22, 2004
/s/ IRWIN ROTH	Director	March 22, 2004
/s/ NOLAN BUSHNELL	Director	March 22, 2004

CORPORATE RESOLUTION

At a Board of Directors Meeting of Com-Guard.com, Inc., held on February 23, 2004 the following resolution was unanimously passed:

RESOLVED, that the Board approved the reduction of the previously issued 2,325,001 warrants that were registered under Form SB-2 to a new exercise price of $0.12.

RESOLVED, that the officers of the Corporation are hereby authorized to take such actions and execute such documents as they deem necessary and proper to effectuate the foregoing resolution

/s/ Gerry Berg             /s/ Dr. Edward Savarese
Gerry B. Berg            Edward W. Savarese
Corporate Secretary           Chief Executive Officer

2075 Corte del Nogal, Suite R, Carlsbad, CA 92009 Tel: 760-431-2206 ** Fax: 760-431-7999